{80199265:7}

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) made as of the 17th day of October, 2018 (the “Effective Date”) by and between CIP II/AR BRIDGEWATER HOLDINGS LLC, a Delaware limited liability company (“Landlord”); and INSMED INCORPORATED, a Virginia corporation (“Tenant”).

BACKGROUND

Whereas, by that certain Lease Agreement dated as of July 1, 2016 (the “Original Lease”) Landlord leased to Tenant a portion of the lower level of the Building L (the “Building”) containing approximately 13,274 rentable square feet (the “Original Premises”) located in the Township of Bridgewater, Somerset County, New Jersey within the Research and Development project commonly known as the New Jersey Center of Excellence at Bridgewater (the “Project”); and
Whereas, by that certain First Amendment to Lease dated as of October 1, 2016 (the “First Amendment” and, together with the Original Lease and this Second Amendment, the “Lease”) Landlord leased to Tenant an additional approximately 1,037 rentable square feet in Building K (the “Storage Space”); and
Whereas, Landlord and Tenant have agreed that the Commencement Date under the Original Lease is October 1, 2016, and the Expiration Date under the Original Lease is December 31, 2021.
Whereas, Landlord and Tenant now desire to amend the Original Lease and First Amendment to provide for the lease by Tenant of an additional 13,691 rentable square feet, consisting of a portion of the second floor of the Building (the “Second Expansion Premises”), and for such other agreements as are hereinafter provided.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

1. Any capitalized term not defined herein and defined in the Original Lease or in the First Amendment, is used herein with the meaning set forth in the Original Lease or the First Amendment.

2. Subject to and in accordance with the terms and conditions of the Original Lease, the First Amendment and this Second Amendment, effective as of the Effective Date, the Original Lease and the First Amendment are hereby amended as follows:

(a)    From and after the SEP Commencement Date (as hereinafter defined), Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, through the end of the Term, that portion of the second floor of the Building, agreed to consist of 13,691 rentable square feet (as shown on Exhibit “A” annexed hereto and made a part hereof, and being hereinafter referred to as the “Second Expansion Premises”). From and after the SEP Commencement Date, the term “Premises” as used throughout the Lease shall be 28,002 rentable square feet for all purposes of the Lease.
(b)     Tenant shall use the Second Expansion Premises for the Permitted Use, and for no other purposes.

(c)    Following the execution and delivery of this Second Amendment by Landlord and Tenant and subject to the terms of Exhibit “B” attached hereto in all respects, including the Landlord’s obtaining all required building, construction and any other permits, approvals or consents to the extent same are required to comply with all applicable Laws, Landlord shall separately demise the Second Expansion Premises, by performing the following work in accordance with the plan attached hereto as Exhibit “A-1”: build demising walls and entry doors, install card readers for the entry doors, and remove non-affixed lab benches and other personal property (other than the Retained FFE) from the Second Expansion Premises (the “Demising Work”), and subject to Section F of the Second Expansion Premises Work Letter attached hereto as Exhibit “B” (the “Second Expansion Premises Work Letter”), shall perform the work more particularly described as “Tenant’s Work” in the Second Expansion Premises Work Letter as part of the preparation of the Second Expansion Premises for Tenant’s occupancy. The Demising Work shall be at Landlord’s sole cost and expense.

(d) Tenant agrees that Landlord shall have no obligation to do any work or perform any services to prepare the Second Expansion Premises for Tenant’s occupancy, other than the Demising Work and, subject to Section F of the Second Expansion Premises Work Letter, the Tenant’s Work. Tenant shall accept the Second Expansion Premises in its then “as-is” condition, subject to Landlord’s completion of the Demising Work and, subject to Section F of the Second Expansion Premises Work Letter, the Tenant’s Work and latent defects. From and after the Effective Date, the provisions of Section 2(c) of the Original Lease shall apply to the Second Expansion Premises with “Demising Work” substituted for “Landlord’s Base Building Work” and “Tenant’s Work” substituted for “Initial Tenant Improvements Work.”
(e)    Landlord shall advise Tenant, in writing, at least two (2) Business Days prior to the anticipated date of Substantial Completion (hereinafter defined) of each of the Demising Work and the Tenant’s Work. Within two (2) Business Days after Tenant’s receipt of Landlord’s notice of Substantial Completion of each of the Demising Work and the Tenant’s Work, Tenant shall be granted an opportunity to walk-through the Second Expansion Premises, with a representative of Landlord, in order to verify Substantial Completion of the Demising Work and the Tenant’s Work. Tenant shall provide Landlord written notice of any defects or incomplete work within two (2) Business Days following the walk-through. For purposes of this Second Amendment the terms “Substantial Completion” or “Substantially Complete” when referring to the Demising Work or the Tenant’s Work, as applicable, shall mean that (x) such work has been completed in accordance with (i) the provisions of the Lease applicable thereto, (ii) the plans and specifications for such work, and (iii) all applicable Laws, except for minor details of construction, decoration and mechanical adjustments, if any, the non-completion of which does not materially interfere with the performance of the Demising Work or the Tenant’s Work, as applicable, or which, in accordance with good construction practice, should be completed after the completion of the Demising Work or the Tenant’s Work, as applicable, and (y) with respect to the Tenant’s Work, the Second Expansion Premises is broom clean with all construction debris and equipment removed from the Second Expansion Premises, and the Second Expansion Premises is delivered to Tenant, and (z) Landlord has obtained a certificate permitting Tenant to occupy the Second Expansion Premises from the applicable local governing authority, if required by Law. It is agreed that Tenant and Landlord shall promptly review any defects or incomplete work that are described in the written notice given by Tenant to Landlord and based upon such review, Landlord and Tenant shall prepare a list setting forth those items of Demising Work and the Tenant’s Work which are not completed (these items agreed to by Landlord and Tenant are hereinafter collectively referred to as “SEP Punchlist Items”). Landlord agrees to cause such SEP Punchlist Items to be completed by the date which shall be thirty (30) days after the applicable date of Substantial Completion; provided, however, if any SEP Punchlist Items cannot be reasonably completed within the applicable thirty (30) period for any reason, including, without limitation, for any Force Majeure Delay or Tenant Delay, then Landlord shall have such longer period of time as shall be reasonably necessary to complete such SEP Punchlist Items so long as Landlord is prosecuting such work with due diligence. Notwithstanding the foregoing, this subsection (e) shall not apply with respect to the Tenant Work if Tenant assumes responsibility for managing construction of the Tenant’s Work pursuant to Section F of the Second Expansion Premises Work Letter.
(f)    Landlord shall use commercially reasonable efforts to cause the Demising Work to be Substantially Completed on or before January 1, 2019, subject to a day-for-day extension for each day of Tenant Delay, if any (the “Demising Work Delivery Date”). In the event Landlord does not cause the Demising Work to be Substantially Completed by the date which is forty-five (45) days after the Demising Work Delivery Date (the “First Demising Outside Date”), then Tenant shall be entitled to a credit against Base Rent for the Second Expansion Premises in an amount equal to one (1) day of Base Rent for the Second Expansion Premises prorated on a daily basis for each (1) day of delay after the First Demising Outside Date that Landlord fails to cause the Demising Work to be Substantially Completed. In the event Landlord does not cause the Demising Work to be Substantially Completed by the date which is thirty (30) days after the First Demising Outside Date (the “Second Demising Outside Date”), then Tenant shall be entitled to a credit against Base Rent for the Second Expansion Premises in an amount equal to two (2) days of Base Rent for the Second Expansion Premises prorated on a daily basis for each (1) day of delay after the Second Demising Outside Date that that Landlord fails to cause the Demising Work to be Substantially Completed. In the event Landlord does cause the Demising Work to be Substantially Completed by the date which is ninety (90) days after the Demising Work Delivery Date (the “Demising Termination Date”), Tenant may, at its option, terminate this Second Amendment by written notice to Landlord delivered any time after the Demising Termination Date but prior to the Demising Work being Substantially Completed; provided however, if Landlord delivers possession of the Second Expansion Premises to Tenant with the Demising Work Substantially Completed within ten (10) days after receipt of Tenant’s termination notice, such termination shall be void. In the event of such termination, this Second Amendment shall be terminated and of no further force and effect, the Additional Security Deposit (as hereinafter defined) shall be promptly returned to Tenant by Landlord, any amounts paid by Tenant for Additional Cost (as defined in Exhibit “B”) shall be promptly reimbursed to Tenant by Landlord, and the Original Lease and the First Amendment shall remain in full force and effect with respect to the Original Premises and the Storage Space.
(g)    Promptly after the Working Drawings have been approved by Landlord and Tenant and become the Final Plans in accordance with the terms of the Second Expansion Premises Work Letter annexed hereto as Exhibit “B”, Landlord and Tenant shall mutually agree in writing upon the date that Landlord shall use commercially reasonable efforts to cause the Second Expansion Premises to be delivered to Tenant with the Demising Work and Tenant’s Work Substantially Completed using customary and prudent construction practices (the “TW Delivery Date”). The agreed upon TW Delivery Date shall be subject to a day-for-day extension for each day of Tenant Delay, if any. In the event Landlord does not deliver possession of the Second Expansion Premises to Tenant with the Tenant’s Work Substantially Completed by the date which is forty-five (45) days after the agreed upon TW Delivery Date (the “First TW Outside Date”), then Tenant shall be entitled to a credit against Base Rent for the Second Expansion Premises in an amount equal to one (1) day of Base Rent for the Second Expansion Premises prorated on a daily basis for each (1) day of delay after the First TW Outside Date that Landlord fails to deliver possession of the Premises to Tenant with the Tenant’s Work Substantially Completed. In the event Landlord does not deliver possession of the Second Expansion Premises to Tenant with the Tenant’s Work Substantially Completed by the date which is thirty (30) days after the First TW Outside Date (the “Second TW Outside Date”), then Tenant shall be entitled to a credit against Base Rent for the Second Expansion Premises in an amount equal to two (2) days of Base Rent for the Second Expansion Premises prorated on a daily basis for each (1) day of delay after the Second TW Outside Date that Landlord fails to deliver possession of the Premises to Tenant with the Tenant’s Work Substantially Completed. In the event Landlord does not deliver possession of the Second Expansion Premises to Tenant with the Tenant’s Work Substantially Completed by the date which is ninety

(90) days after the TW Delivery Date (the “TW Termination Date”), Tenant may, at its option, terminate this Second Amendment by written notice to Landlord delivered any time after the TW Termination Date but prior to delivery of possession of the Second Expansion Premises to Tenant with the Tenant’s Work Substantially Completed; provided however, if Landlord delivers possession of the Second Expansion Premises to Tenant with the Tenant’s Work Substantially Completed within ten (10) days after receipt of Tenant’s termination notice, such termination shall be void. In the event of such termination, this Second Amendment shall be terminated and of no further force and effect, the Additional Security Deposit (as hereinafter defined) shall be promptly returned to Tenant by Landlord, any amounts paid by Tenant for Additional Cost (as defined in Exhibit “B”) shall be promptly reimbursed to Tenant by Landlord, and the Original Lease and the First Amendment shall remain in full force and effect with respect to the Original Premises and the Storage Space. Notwithstanding the foregoing, this subsection (g) shall not apply with respect to the Tenant’s Work if Tenant assumes responsibility for managing construction of the Tenant’s Work pursuant to Section F of the Second Expansion Premises Work Letter.

(h)    The commencement date for the Second Expansion Premises shall be the earlier of: (1) the later of (x) January 1, 2019, or (y) the date of Substantial Completion of the Demising Work, or such earlier date as the Demising Work would have been substantially completed but for a Tenant Delay (as defined in Exhibit “B”), or (2) the date on which Tenant takes possession of the Second Expansion Premises for the conduct of its business (the “SEP Commencement Date”). The need to perform SEP Punchlist Items shall not be deemed to delay the SEP Commencement Date. Upon the occurrence of the SEP Commencement Date, the parties shall memorialize the same in a Commencement Date Agreement.

(i)    From and after the SEP Commencement Date, the Base Rent for the Second Expansion Premises shall be as follows:

Period	Annual Rent PSF	Annual Base Rent	Monthly Base Rent
Year 1	$44.00	$602,404.00	$50,200.33
Year 2	$45.32	$620,476.12	$51,706.34
Year 3 (through December 31, 2021)	$46.68	$639,095.88	$53,257.99

(j)    From and after the SEP Commencement Date, the Common Expense Rent for the Second Expansion Premises shall be as follows:

Period	Annual Common Expenses PSF	Annual Common Expense Rent	Monthly Common Expense Rent
2019	Estimated to be $15.00, but final amount to be set forth in the Landlord’s final budget for 2019	$0.00	$0.00
2020	2019 amount multiplied by 1.03 ($15.45 based on a $15.00 estimate)	$6,160.95 (based on a $15.00 estimate)	$513.41 (based on a $15.00 estimate)
2021	2020 amount multiplied by 1.03 ($15.91 based on a $15.00 estimate)	$12,458.81 (based on a $15.00 estimate)	$1,038.23 (based on a $15.00 estimate)

* Common Expense Costs include, without limitation, maintenance of Common Areas, central utility plant operations, Landlord’s insurance premiums, utilities for the Common Areas and utilities to be provided by Landlord pursuant to this Lease and security for the Project. The parties acknowledge that the amount of Common Expense Rent is fixed, Landlord shall not be entitled to reimbursement by Tenant is the actual Common Expense Costs during the year are greater than the amount set forth above, nor shall Tenant be entitled to a refund in the event actual Common Expense Costs during the year are less than the amount set forth above.

(k)    Commencing on the SEP Commencement Date, the first and second sentences in Section 5(c) of the Original Lease (as amended by the First Amendment) shall be deleted and the following sentences inserted in lieu thereof:

“From the SEP Commencement Date through the day immediately preceding the Real Property Tax Conversion Date, Tenant’s proportionate share of Real Property Taxes shall be calculated based upon the amount by which the Real Property Taxes allocated to the Building utilizing the methodology described in Exhibit “H” attached hereto for any calendar year during the Term subsequent to the Base Tax Year (as hereafter defined) exceeds the Real Property Taxes allocated to the Building utilizing the methodology described in Exhibit “H” for (i) the 2016 calendar year with respect to the Original Premises and the Storage Space, and (ii) the 2019 calendar year with respect to the Second Expansion Premises (as applicable, the “Base Tax Year”). For purposes of the Section 5(c), Tenant’s proportionate share of Building L with respect to (iii) the Original Premises shall mean a fraction the numerator of which is the total rentable square footage of the Original Premises, as same may change from time to time during the Term and the denominator of which shall be the total rentable square footage of the Building L, and (iv) the Second Expansion Premises shall mean a fraction the numerator of which is the total rentable square footage of the Second Expansion Premises, as same may change from time to time during the Term and the denominator of which shall be the total rentable square footage of the Building L, as applicable. For purposes of the Section 5(c), Tenant’s proportionate share of Building K with respect to the Storage Space shall mean a fraction the numerator of which is the total rentable square footage of the Storage Space and the denominator of which shall be the total rentable square footage of the Building K.”

(l)    Commencing on the SEP Commencement Date, the first sentence in Section 5(d) of the Lease shall be deleted and the following sentences inserted in lieu thereof:

“Notwithstanding anything to the contrary contained in Section 5(c) above, from and after the Real Property Tax Conversion Date; the Tenant’s proportionate share of Real Property Taxes with respect to the Original Premises shall mean the amount by which the sum of (i) (A) the product of the then assessed valuation for Building L (as determined by the valuation of Building L set forth on the Property Record Card maintained in the office Tax Assessor for Bridgewater Township, or any successor thereto) and a fraction, the numerator of which is the rentable square footage of the Original Premises, and the denominator of which is the rentable square footage of Building L, multiplied by (B) the then applicable tax rate for Bridgewater Township, and (ii) the product of the then assessed valuation of the land located within Condominium Unit 2 and the then applicable tax rate for Bridgewater Township, which product shall then be multiplied by the fraction, the numerator of which shall be the then current rentable square footage of the Original Premises, and the denominator of which shall be the then current rentable square footage of all tenantable buildings located within Condominium Unit 2, exceeds the Real Property Taxes allocated to Building L utilizing the methodology described in Exhibit “H” for the Original Premises Base Tax Year. Notwithstanding anything to the contrary contained in Section 5(c) above, from and after the Real Property Tax Conversion Date; the Tenant’s proportionate share of Real Property Taxes with respect to the Second Expansion Premises shall mean the amount by which the sum of (i) (A) the product of the then assessed valuation for Building L (as determined by the valuation of Building L set forth on the Property Record Card maintained in the office Tax Assessor for Bridgewater Township, or any successor thereto) and a fraction, the numerator of which is the rentable square footage of the Second Expansion Premises, and the denominator of which is the rentable square footage of Building L, multiplied by (B) the then applicable tax rate for Bridgewater Township, and (ii) the product of the then assessed valuation of the land located within Condominium Unit 2 and the then applicable tax rate for Bridgewater Township, which product shall then be multiplied by the fraction, the numerator of which shall be the then current rentable square footage of the Second Expansion Premises, and the denominator of which shall be the then current rentable square footage of all tenantable buildings located within Condominium Unit 2, exceeds the Real Property Taxes allocated to Building L utilizing the methodology described in Exhibit “H” for the Second Expansion Premises Base Tax Year. Notwithstanding anything to the contrary contained in Section 5(c) above, from and after the Real Property Tax Conversion Date; the Tenant’s proportionate share of Real Property Taxes with respect to the Storage Space shall mean the amount by which the sum of (i) (A) the product of the then assessed valuation for Building K (as determined by the valuation of Building K set forth on the Property Record Card maintained in the office Tax Assessor for Bridgewater Township, or any successor thereto) and a fraction, the numerator of which is the rentable square footage of the Storage Space, and the denominator of which is the rentable square footage of Building K, multiplied by (B) the then applicable tax rate for Bridgewater Township, and (ii) the product of the then assessed valuation of the land located within Condominium Unit 2 and the then applicable tax rate for Bridgewater Township, which product shall then be multiplied by the fraction, the numerator of which shall be the then current rentable square footage of the Storage Space, and the denominator of which shall be the then current rentable square footage of all tenantable buildings located within Condominium Unit 2, exceeds the Real Property Taxes allocated to Building K utilizing the methodology described in Exhibit “H” for the Storage Space Base Tax Year.”

(m)    From and after the SEP Commencement Date, the term “Base Rent” as used in the Original Lease shall include Base Rent payable under this Second Amendment with respect to the Second Expansion Premises, and the term “Additional Rent” as used in the Original Lease shall include Common Expense Rent and Real Property Taxes payable under this Second Amendment with respect to the Second Expansion Premises.

(n)    From and after Substantial Completion of the Tenant’s Work (or the Transfer Date (as defined in the Second Expansion Premises Work Letter) if Tenant assumes responsibility for managing construction of the Tenant’s Work pursuant to Section F of the Second Expansion Premises Work Letter), Tenant shall be solely responsible for the replacement, repair and maintenance of any utility equipment within the Second Expansion Premises that only services the Second Expansion Premises.

(o)    From and after Substantial Completion of the Tenant’s Work (or the Transfer Date if Tenant assumes responsibility for managing construction of the Tenant’s Work pursuant to Section F of the Second Expansion Premises Work Letter), Tenant shall provide for all cleaning and extermination services required by Tenant, and shall furnish, install and replace all lighting tubes, lamps, bulbs and ballasts required by Tenant during the Term, at Tenant’s sole cost and expense.

(p)    The first paragraph, only, of Section 2(e) of the Original Lease is deleted, and is replaced by the following: “Landlord hereby grants to Tenant two (2) options to extend the Term, each option for a period of five (5) years. The first extension option may be exercised with respect to: (1) the entire Premises; (2) the entirety of the Original Premises and the Storage Space; (3) the Second Expansion Premises; or (4) the entirety of the Second Expansion Premises and the Storage Space. If the first extension option is exercised with respect to the entire Premises, the second extension option may be exercised with respect to: ((1) the entire Premises; (2) the entirety of the Original Premises and the Storage Space; (3) the Second Expansion Premises; or (4) the entirety of the Second Expansion Premises and the Storage Space. If the first extension option is exercised with respect to less than the entire Premises, then the second extension option may only be exercised with respect to that same space. Such option(s), if exercised, must be exercised by

Tenant giving written notice of its exercise to Landlord in the manner provided in this Lease not less than 12 months prior to the expiration of the Term, or the first extension of the Term, as the case may be. The applicable extension period shall commence on the day immediately following the expiration of the initial Term, or the first extension of the Term, as the case may be. No extension option may be exercised by Tenant if an Event of Default exists at the time of the exercise of the option. In the event Tenant exercises its option with respect to less than the entire Premises, the term ‘Premises’ as used in the remainder of this Section 2(e) shall mean only that portion of the Premises as to which Tenant has exercised its option.”

(q)    Any and all equipment and fixtures more particularly described on Exhibit “C” attached hereto shall be Retained FFE and governed by Section 1(b) of the Original Lease.

(r)    From and after the SEP Commencement Date, the definition of “Delivery Condition” in the last sentence of Section 12(a) of the Original Lease is amended to replace the phrase “Landlord’s Base Building Work and the Initial Tenant Improvements” with the phrase “Landlord’s Base Building Work, the Demising Work, the Initial Tenant Improvements and, unless Tenant assumes responsibility for managing construction of the Tenant’s Work pursuant to Section F of the Second Expansion Premises Work Letter, the Tenant’s Work”.
(s)    From and after the SEP Commencement Date, Section 8(a)(iv) shall be deleted in its entirety and the following Section 8(a)(iv) shall be inserted in lieu thereof:
“Special Form coverage, including, but not limited to, standard fire and extended coverage insurance with vandalism and malicious mischief endorsements, on all personal property of Tenant and on all improvement and alterations made by, on behalf of and/or at the expense of Tenant in or about the Premises or other portions of the Building (including, without limitation, that portion of the Initial Tenant Improvement Work and/or the Tenant’s Work completed at the sole cost and expense of Tenant) to the extent of their full replacement value; and”
(t)    Clause (a), only, of the second sentence of Section 38(i) of the Original Lease is deleted, and is replaced by the following: “(a) any Hazardous Materials or violations of Law affecting the Original Premises, the Building or the Project prior to the Commencement Date or affecting the Second Expansion Premises prior to the SEP Commencement Date, or”.
3.    Concurrently with the execution and delivery of this Second Amendment, Tenant shall deliver to landlord a one (1) year, irrevocable, unconditional letter of credit, compliant with all provisions of Section 18(a) of the Original Lease, in the amount of One Hundred and Fifty One Thousand Dollars ($151,000.00) (the “Additional Security Deposit”). Delivery of the Additional Security Deposit may be satisfied by Tenant’s delivery of a replacement letter of credit in an amount equal to the sum of the current Security Deposit pursuant to the Original Lease plus the Additional Security Deposit, which sum Landlord and Tenant agree is Three Hundred Seventy Five Thousand, Five Hundred Fifty One and 81/100 Dollars ($375,551.81) as of the Effective Date. The Additional Security Deposit shall be treated in all respects as the Security Deposit is treated, except that Section 18(h) of the Original Lease shall not be applicable to the Additional Security Deposit. Section 18(h) of the Original Lease shall continue to apply with respect to the Security Deposit pursuant to the Original Lease.

4.    Subject to the Rules and Regulations attached to the Original Lease as Exhibit J, as the same may be modified by Landlord from time to time during the Term, in accordance with the Lease, Tenant shall have the right to use thirty three (33) non-exclusive, un-assigned and un-reserved parking spaces in the parking garage located in the Project for non-commercial vehicles, in common with other tenants of the property. These parking spaces referenced in this Section are in relation to the leasing of the Second Expansion

Premises only, such that if the Tenant does not exercise its renewal option for the Second Expansion Premises, it shall have no further rights with respect to such 33 parking spaces. The right to use parking spaces as set forth in Section 24(a) of the Original Lease with respect to the Original Premises shall apply in addition to the rights set forth in this Section; provided that if the Tenant does not exercise its renewal option for the Original Premises, it shall have no further rights with respect to the parking spaces as set forth in Section 24(a) of the Original Lease.

5. Landlord and Tenant represent and warrant to each other that they have dealt and negotiated solely and only with Jones Lang LaSalle for this Second Amendment and with no other broker. Landlord shall pay Jones Lang LaSalle a brokerage commission pursuant to a separate agreement. Landlord and Tenant hereby agree to indemnify, defend and hold the other harmless from and against any and all claims, suits, damages, liabilities, counsel fees, costs, expenses, orders and judgments imposed upon, incurred by or asserted against Landlord or Tenant by reason of the actions or inactions of the indemnifying party.
6. Landlord and Tenant each hereby ratify and confirm its obligations under the Original Lease and the First Amendment, and represent and warrant to the other party that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Original Lease and the First Amendment are and remain in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Original Lease and the First Amendment or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.
7.    Except as modified by this Second Amendment, the Original Lease and the First Amendment shall remain in full effect and shall be applicable to the Second Expansion Premises. This Second Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Second Amendment and the terms of the Original Lease or the First Amendment, the terms of this Second Amendment shall prevail with respect to the Second Expansion Premises. This Second Amendment shall be governed by the laws of the State of New Jersey, without regard to conflicts of law provisions.

8.        This Second Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Second Amendment, the parties hereto may execute and exchange, by electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Second Amendment to physically form one document.

9.        This Second Amendment may not be changed orally and shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives.

10.    If any provisions of this Second Amendment shall be held invalid or unenforceable according to law, the remaining provisions herein shall not be affected thereby and shall continue in full force and effect.

[no further text on this page; signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease as of the day and year first above written.

CIP II/AR BRIDGEWATER HOLDINGS LLC,
a Delaware limited liability company

By: CIP II/AR Bridgewater LLC,
a Delaware limited liability company,
its sole Member

By: AR at Bridgewater LLC,
a New Jersey limited liability company,
its Administrative Manager

By: ACP Land Holdings, LLC,
a New Jersey limited liability company,
its sole Member

By: Padco Management, Inc.,
a New Jersey corporation,
its Managing Member

By: /s/ Kurt Padavano
Name: Kurt Padavano
Title: Senior Vice President

INSMED INCORPORATED

By: /s/ S. Nicole Schaeffer
Name: S. Nicole Schaeffer
Title: Chief People Strategy Officer

EXHIBIT “A”

SECOND EXPANSION PREMISES

EXHIBIT “A-1”

DEMISING WORK

EXHIBIT “B”

SECOND EXPANSION PREMISES WORK LETTER

This Exhibit “B” is attached to and made a part of that certain Second Amendment to Lease dated October         , 2018 (the “Second Amendment”), between CIP II/AR BRIDGEWATER HOLDINGS LLC (“Landlord”) and INSMED INCORPORATED (“Tenant”). The terms used in this Exhibit that are defined in the Second Amendment shall have the same meanings as provided in the Second Amendment.

The purpose of this Exhibit “B” is to set forth the relative rights and obligations of Landlord and Tenant with respect to the preparation and approval of preliminary drawings, final plans and the construction and installation of the initial tenant improvements in the Second Expansion Premises (the “Tenant’s Work”). This Exhibit “B” contemplates that the performance of the Tenant’s Work will proceed in accordance with the following terms and conditions.

A.    Preliminary Plans

(1)    Tenant has advised Landlord that Tenant desires Landlord to perform certain Tenant’s Work in the Second Expansion Premises pursuant to plans and specifications which Tenant is currently preparing. Tenant shall cause preliminary schematic drawings and outline specifications (collectively, the “Preliminary Drawings”) to be provided to the Landlord for its review and approval. Prior to the Effective Date, Tenant has provided to Landlord a space plan which constitutes only a partial set of the Preliminary Drawings. Tenant acknowledges and agrees that (i) Tenant shall provide a complete set of Preliminary MEP Drawings based upon the space plan provided to Landlord prior to the Effective Date for its review and approval, subsequent to the Effective Date, and (ii) the Preliminary Drawings shall consist of the space plan provided by Tenant to Landlord prior to the Effective Date and the complete set of Preliminary MEP Drawings to be provided by Tenant subsequent to the Effective Date. Landlord shall approve or provide reasonable detail of its disapproval of such Preliminary Drawings within five (5) Business Days after Landlord receives the complete set of Preliminary MEP Drawings from Tenant, such approval not to be unreasonably withheld, conditioned or delayed. If Landlord denies approval, Tenant shall cause the Preliminary Drawings to be revised and resubmitted to Landlord within five (5) Business Days. Landlord shall then have three (3) Business Days to approve or provide reasonable detail of its disapproval of such revised Preliminary Drawings. If Landlord denies approval, such process will continue until Landlord’s approval of the Preliminary Drawings is provided. If Landlord fails to approve or deny approval within the time periods set forth above, Landlord shall be deemed to have approved the Preliminary Drawings in the form to which Landlord did not respond.

B.    Final Plans

(1)Promptly following the Landlord’s approval of the Preliminary Drawings, Tenant shall be solely responsible for the timely preparation and submission to Landlord of all architectural, electrical and mechanical construction drawings, plans and specifications necessary to construct the Tenant’s Work, which plans shall be prepared consistent with the approved Preliminary Drawings (collectively, the “Working Drawings”). Tenant shall provide a complete set of the Working Drawings to Landlord for its review and approval by no later than sixty (60) days after the Landlord’s approval of the Preliminary Drawings (the “Working Drawings Outside Date”). Landlord shall approve or provide reasonable detail of its disapproval of such Working Drawings within five (5) Business Days, such approval not to be unreasonably withheld, conditioned or delayed. If Landlord denies approval, Tenant shall cause the Working Drawings to be revised and resubmitted to Landlord within five (5) Business Days. Landlord shall then have three (3) Business Days to approve or provide reasonable detail of its disapproval of such revised Working Drawings. If Landlord denies approval, such process will continue until Landlord’s approval of the Working Drawings is provided. If Landlord fails to approve or deny approval within the time periods set forth above, Landlord shall be deemed to have approved the Working Drawings in the form to which Landlord did not respond. The Working Drawings as approved in accordance with this subsection are referred to as the “Final Plans”. Landlord and Tenant agree that promptly following the approval of the Final Plans, Landlord and Tenant shall mutually agree upon the TW Delivery Date in accordance with the provisions of Section 2(g) of the Second Amendment.

(2)Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for all elements of the design of Tenant’s Preliminary Drawings, Working Drawings and Final Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Second Expansion Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s Preliminary Drawings, Working Drawings and Final Plans shall in no event relieve Tenant of the responsibility for such design. Tenant covenants and agrees to use commercially reasonable efforts to cause (x) the Preliminary Drawings to be provided to the Landlord for its review and approval by no later than the Preliminary Drawings Outside Date, and (y) the Working Drawings shall be provided to Landlord for its review and approval by no later than the Working Drawings Outside Date and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit the Preliminary Drawings and/or the Working Drawings within the required time limit. The parties agree that in no event shall Tenant’s failure to comply with the timing requirements contained in this Exhibit “B”, constitute a default by Tenant under the Lease.

(3)    Subject to Section F below, Landlord shall act as construction manager with respect to the Tenant’s Work. The parties acknowledge that there shall be no general contractor for the Tenant’s Work, and Landlord shall enter into direct contracts with subcontractors for each of the trades necessary to perform the Tenant’s Work. Promptly following approval of the Final Plans, Landlord shall submit the Final Plans to at least three (3) subcontractors for each of the trades necessary to perform the Tenant’s Work, who shall be requested to submit a fixed price contract bid on a straight time basis. Prior to approval of the Final Plans, Tenant shall have the right to provide Landlord with a list of subcontractors which Tenant desires to obtain bids from (one for each trade), which subcontractors shall be subject to Landlord’s reasonable approval. Landlord and Tenant shall monitor the bidding process and jointly review the bids and shall adjust the bids based upon any inconsistent assumptions to reflect an “apple to apples” comparison. Within ten (10) Business Days following the joint review and adjustment of the bids, Landlord and Tenant shall pick the subcontractors to perform the Tenant’s Work, and Tenant shall approve the budget for the Tenant’s Work (the “Approved Budget”). Thereafter, Landlord shall enter into fixed price contracts with such subcontractors consistent with the Approved Budget (the “Contracts”), which Contracts shall be subject to Tenant’s reasonable approval, shall include the insurance requirements set forth in Schedule 1 hereto and shall be assignable to Tenant, or its designee without consent of the subcontractors. Tenant shall approve or provide reasonable detail of its disapproval of any Contract within three (3) Business Days after Tenant’s receipt, such approval not to be unreasonably withheld, conditioned or delayed. Landlord may, at its election, designate a list of approved subcontractors for the performance of those portions of the Tenant’s Work involving electrical, mechanical, plumbing, heating, air conditioning, ventilation, life safety or other Building systems, from which list the subcontractors, as the case may be, must be selected.

C.    Tenant Improvements

(1)    Subject to Section F below, as soon as reasonably practicable after selection of the subcontractors to perform the Tenant’s Work, and Landlord’s receipt of all required permits and approvals for the Tenant’s Work (which permits and approvals shall be obtained by Landlord), and subject to Section F below, Landlord shall cause the subcontractors to construct the installations and improvements and complete the Tenant’s Work in accordance with the approved Final Plans. In connection with the performance of the Tenant’s Work, Landlord shall be responsible for the cost of the Tenant’s Work up to $41,073.00 (representing $3.00 per rentable square foot of the Second Expansion Premises) (the “SEP Construction Credit”). The Landlord shall make (i) fifty percent (50%) of the SEP Construction Credit ($20,536.50) (the “Initial SEP Construction Credit Payment”) available for funding following Landlord’s receipt of Tenant’s payment of the Initial Additional Cost Payment (as hereafter defined), and (ii) fifty percent (50%) of the SEP Construction Credit ($20,536.50) available for funding within thirty (30) days after the Tenant’s Work is Substantially Completed; provided that Landlord shall not be required to fund any of the SEP Construction Credit while an Event of Default exists. The cost of the Tenant’s Work in excess of the SEP Construction Credit, including any costs to be paid pursuant to Section 2(b) below, shall be referred to as an “Additional Cost” and paid by Tenant in accordance with Section (2)(c) below.

(2)    (a)    Landlord shall be paid a construction management fee in the amount of five percent (5%) of the gross amount of all of the Contracts, plus an additional five percent (5%) of such amount for overhead. In no event shall Landlord be paid a construction management fee on soft costs for the Tenant’s Work or on any costs for any Tenant Installations (as defined below).

(b)    Any changes requested by Tenant from the work indicated on the Final Plans shall be performed by Landlord pursuant to a change order approved and executed by Landlord and Tenant. All changes to the Final Plans requested by Tenant, or required based on field conditions must be approved by Landlord in advance, which approval shall not be unreasonably withheld, delayed or conditioned. Landlord shall respond to changes to the Final Plans within ten (10) Business Days. All increases in the cost of the Tenant’s Work resulting from such change orders shall be borne by Tenant, subject to payment as part of the SEP Construction Credit.

(c)    Tenant shall pay to Landlord (i) fifty percent (50%) of the total of any Additional Cost to be incurred by Landlord in connection with the Tenant’s Work within ten (10) days after Tenant approves the Approved Budget (the “Initial Additional Cost Payment”), or any change order pursuant to subsection (b) above, as applicable, and (ii) following the Landlord’s payment of the full amount of the Initial Additional Cost Payment and the Initial SEP Construction Credit Payment to the subcontractors during the performance of the Tenant’s Work, Tenant shall pay to Landlord the total amount of each Payment Request (as hereafter defined) within thirty (30) days after the Landlord’s giving of such Payment Request to Tenant, which process shall continue until the Tenant’s Work is completed. From time to time during the performance of Tenant’s Work (following the Landlord’s payment of the full amount of the Initial Additional Cost Payment and the Initial SEP Construction Credit Payment to the subcontractors during the performance of the Tenant’s Work), but not more frequently than once per month, the Landlord shall submit a written request for payment (a “Payment Request”) to Tenant that contains the following documentation: (1) an Application for Payment (AIA documents G702 and G703) from Advance Realty Management, Inc (“Advance Realty”) or another affiliate of Advance Realty identifying percentage of completion by trade; (2) a statement signed by Advance Realty or another affiliate of Advance Realty briefly describing the portions of Tenant’s Work that have been completed in accordance with the Final Plans, (3) a copy of all invoices relating to that portion of Tenant’s Work described in the Application for Payment and all other invoices for any Additional Cost for which

Landlord is requesting payment, and (4) partial lien waivers from all contractors, subcontractors, suppliers and materialmen who performed work, furnished services or provided material in connection with such portion of the Tenant’s Work identified in the Application for Payment (collectively, the “Required Documents”). Upon Substantial Completion of the Tenant’s Work, the Landlord shall submit a final Payment Request to Tenant together with the Required Documents (including final lien waivers from all contractors, subcontractors, suppliers and materialmen who performed work, furnished services or provided material in connection with the Tenant’s Work) and a copy of the certificate permitting Tenant to occupy the Second Expansion Premises from the applicable local governing authority, if required by Law in connection with the Substantial Completion of the Tenant’s Work. Notwithstanding anything to the contrary contained in this Section C (2)(c), Tenant shall receive a credit equal to fifty percent (50%) of the SEP Construction Credit ($20,536.50) in the Final Payment Request.

(3)    The Demising Work and, subject to Section F below, the Tenant’s Work constitute all of the improvements to be Substantially Completed by Landlord in order to prepare the Second Expansion Premises for occupancy by Tenant.

D.    Tenant Installations

(1)    Tenant, at its own cost and expense, shall perform all work related to installation of furniture, moveable furnishings, telephone systems (including, without limitation, voice and data cabling and telecommunications equipment) and office equipment (the “Tenant Installations”), subject to the provisions of Section D. Tenant shall have access to the Second Expansion Premises to perform such Tenant Installations in accordance with the provisions of this Section D. All Tenant Installations which adversely affect the structure of the Building, require any permit from a governmental authority, involve electrical work or adversely affect the Building systems shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld. All Tenant Installations shall be performed in accordance with Section 22 of the Original Lease and accomplished in a good and workmanlike manner so as not to damage the Second Expansion Premises (including the Tenant’s Work) or the Building or the plumbing, electrical line or other utilities. Notwithstanding anything to the contrary contained herein, Landlord’s contractor shall, in Landlord’s contractor’s reasonable discretion, coordinate the performance of the Tenant’s Work and the Tenant’s performance of the Tenant Installations in accordance with customary and prudent construction practices in order to effectuate such installations in an orderly and efficient manner, subject to the provisions of this Section D.

(2)    In the event that Tenant performs any Tenant Installations pursuant to this Second Amendment, Tenant agrees promptly to notify Landlord in writing of the names of its agents, contractors or subcontractors who are to work in the Second Expansion Premises, and to furnish Landlord with such other information as Landlord may reasonably require. All work done by Tenant, its agents, contractors, subcontractors or employees shall be scheduled and performed so as not to conflict, interfere with, or delay any work undertaken by Landlord in the Building or Landlord's completion of the Tenant’s Work. In the event that Tenant, its agents, contractors, subcontractors or employees do not work in harmony with, or interfere with, labor employed by Landlord, its agents, contractors, subcontractors or employees or in the event any work stoppage, jurisdictional labor dispute or other interference with Landlord, its agents, contractors, subcontractors or employees occurs Landlord shall have the right to require Tenant, upon written demand, to remove or cause the removal forthwith all of Tenant's agents, contractors and employees from the Second Expansion Premises and Tenant agrees to comply with such demand immediately. Any of Tenant's Installations shall be installed solely at Tenant's risk. Tenant shall be liable to Landlord for all costs and expenses incurred by Landlord in the event Tenant, its employees, agents, contractors or subcontractors damage the Tenant’s Work, the Second Expansion Premises or the Building.

E.    Tenant Delay

“Tenant Delay” means a delay in the Substantial Completion of the Tenant’s Work by reason of (a) failure of Tenant or its employees or agents to reasonably cooperate with Landlord; (b) any change order requested by Tenant; (c) Tenant’s performance of any Tenant’s Installation; and/or (d) the failure to provide clarifications or additional information requested by Landlord regarding the Final Plans within a reasonable time period following Landlord’s request.

F.    Sale of Property

In the event that (i) closing on the sale of the Property will occur prior to Substantial Completion of the Tenant’s Work, and (ii) the buyer of the Property (“Buyer”) does not intend to, or fails to engage, Advance Realty or another affiliate of Advance Realty to manage construction of the Tenant’s Work on Buyer’s behalf, then Landlord shall deliver written notice to Tenant (the “New Construction Manager Notice”), which New Construction Manager Notice shall specify the person or entity that will manage construction of the Tenant’s Work on Buyer’s behalf (the “New Construction Manager”) and such other information concerning the construction management capabilities of the New Construction Manager that Tenant may reasonably request. If the New Construction Manager is unacceptable to Tenant in its sole discretion, Tenant may elect, by written notice to Landlord within ten (10) Business Days following Tenant’s receipt of the New Construction Manager Notice (the “Assumption Notice”), to assume responsibility for managing construction of the Tenant’s Work, in which event the following shall apply:

(1)     No later than five (5) Business Days after Landlord’s receipt of the Assumption Notice (the “Transfer Date”), (a) Landlord and Tenant (or Tenant’s designee) shall execute an assignment and assumption agreement for the Contracts in substantially the form attached hereto as Exhibit “B-1”; provided that if the assignment and assumption agreement is executed by Tenant’s designee, Tenant shall join in the assignment and assumption agreement for purposes of agreeing to be indemnify Landlord as set forth therein; (b) Landlord shall execute an assignment in form reasonably acceptable to Landlord and Tenant assigning to Tenant any and all warranties for materials or for work completed prior to the Transfer Date, and (c) Landlord shall deliver to Tenant (i) executed originals (or if originals are not available, certified copies) of the Contracts, including all amendments and change orders, and all correspondence relating to such Contracts, (ii) a summary in reasonable detail of the status of construction of the Tenant’s Work, broken down by Contract, including work completed to the date of as of the Transfer Date and work remaining to be completed, (iii) a summary for each Contract identifying the amounts invoiced to date, the amounts paid to date, retainage amounts and the balance of the Contract price, and (iv) copies of all invoices received and lien waivers for amounts paid to date.

(2)    Effective as of the Transfer Date, Section 2(g) of the Second Amendment and Section C(2)(a) of this Second Expansion Premises Work Letter shall be deemed deleted in their entirety. Notwithstanding anything to the contrary contained herein, Tenant agrees that Landlord shall be entitled to the construction management fee plus the additional amount for overhead more particularly described in Section C(2)(a) of this Second Expansion Premises Work Letter, based upon the gross amount of all Paid Costs (as hereafter defined).

(3)    From and after the Transfer Date until the date that Tenant’s Work is completed (the “Tenant’s Work Period”), Tenant shall (i) cause the Tenant’s Work to be performed in accordance with Section 22(b) of the Original Lease, and (ii) within fifteen (15) days after each Landlord’s written request to Tenant, provide Landlord with a description of the Tenant’s Work completed by Tenant (each a “Tenant’s Work Report”) since the Transfer Date, or the date of the most recent Tenant’s Work Report given to Landlord, as the case may be. Notwithstanding anything to the contrary contained herein, in no event shall Tenant be required to furnish a Tenant’s Work Report to Landlord more frequently than one (1) time per calendar month during the Tenant’s Work Period. Each Tenant’s Work Report shall also contain the following documentation: (1) a statement signed by the Tenant or Tenant’s construction manager briefly describing the portions of Tenant’s Work that have been completed in accordance with the Final Plans, (2) a copy of all invoices relating to that portion of Tenant’s Work described in the Tenant’s Work Report, and (3) partial lien waivers from all contractors, subcontractors, suppliers and materialmen who performed work, furnished services or provided material in connection with such portion of the Tenant’s Work identified in the Tenant’s Work Report (collectively, the “Tenant’s Work Required Documents”). Upon Substantial Completion of the Tenant’s Work, the Tenant shall submit a final Tenant’s Work Report to Landlord together with the Tenant’s Work Required Documents (including final lien waivers from all contractors, subcontractors, suppliers and materialmen who performed work, furnished services or provided material in connection with the Tenant’s Work), a copy of the certificate permitting Tenant to occupy the Second Expansion Premises from the applicable local governing authority, if required by Law in connection with the completion of the Tenant’s Work and Tenant’s request for disbursement of the balance of the SEP Construction Credit. Provided the final Tenant’s Work Report includes all Tenant’s Work Required Documents, and no Event of Default exists at the time of the Landlord receives the final Tenant’s Work Report and Tenant’s request for disbursement of the balance of the SEP Construction Credit, then Landlord shall disburse the balance of the SEP Construction Credit to Tenant within thirty (30) days after the Landlord’s receipt of such final Tenant’s Work Report.

(4)    Notwithstanding anything in the Second Amendment to the contrary, from and after the Transfer Date, Landlord shall have no obligation to manage construction of, or cause the completion of, the Tenant’s Work.

(5)    All sums paid by Landlord to subcontractors pursuant to the Contracts prior to the Transfer Date are referred to as “Paid Costs”. If Tenant shall have paid the Initial Additional Cost Payment to Landlord prior to such Transfer Date, and the then remaining balance of the Initial Additional Cost Payment and the Initial SEP Construction Credit, if any, on the Transfer Date exceeds the total amount of Paid Costs, then Landlord shall pay to Tenant the amount of any such excess on the Transfer Date. Notwithstanding the foregoing, if an Event of Default exists on the Transfer Date, Landlord shall not be required to pay to Tenant on the Transfer Date that portion of the excess consisting of the Initial SEP Construction Credit.

SCHEDULE 1

INSURANCE REQUIREMENTS

Exhibit B

CERTIFICATE OF INSURANCE

ISSUE DATE (MM/DD/YY) 6/10/98

PRODUCER

(NAME AND ADDRESS OF INSURANCE PROVIDER)

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED

(NAME AND ADDRESS OF SUBCONTRACTOR)

COMPANIES AFFORDING COVERAGE

Company Letter **A**

Company Letter **B**

Company Letter **C**

Company Letter **D**

Company Letter **E**

COVERAGES

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT

SAMPLE

CO LTR	TYPE INSURANCE	POLICY NUMBER	POLICY EFF. DATE (MM/DD/YY)	POLICY EXP. DATE (MM/DD/YY)	LIMITS	
	GENERAL LIABILITY				GENERAL AGGREGATE	$2,000,000
	X OMM. GENERAL LIABILITY				PROD-COMP/OP AGG.	$2,000,000
	S MADE OCC.				PERS. & ADV. INJURY	$1,000,000
	NER'S & CONTRACT'S PROT.				EACH OCCURRENCE	$1,000,000
	GENERAL Aggregate Limit Applies				FIRE DAMAGE (ONE FIRE)	$50,000
	icy Project X				MED. EXP. (ONE PER)	$10,000
	AUTOMOBILE LIABILITY					
	ANY AUTO				COMBINED SINGLE LIMIT	$1,000,000
	ALL OWNED AUTOS				BODILY INJURY (PER PERSON)	
	SCHEDULED AUTOS				BODILY INJURY (PER ACCIDENT)	
	HIRED AUTOS				PROPERTY DAMAGE	
	NON-OWNED AUTOS					
	GARAGE LIABILITY					
	UMBRELLA / EXCESS LIABILITY				EACH OCCURRENCE	$5,000,000
	X UMBRELLA FORM				AGGREGATE	$5,000,000
	OTHER THAN UMBRELLA FORM					
	WORKERS' COMPENSATION AND EMPLOYERS LIABILITY				X STATUTORY LIMITS	
					EACH ACCIDENT	$1,000,000
					DISEASE-POLICY LIMIT	$1,000,000
					DISEASE-EACH EMP.	$1,000,000
	OTHER - Errors and Omissions - Professional Liability PROPERTY					

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

CIP II/AR Bridgewater Investor, LLC, Cross Harbor Institutional Partners REIT II, LLC, Cross Harbor Capital Partners, LLC, Advance Realty at Bridgewater, LLC, Advance Realty at Bridgewater Special Member, LLC, Advance Realty Management, Inc., Advance Realty Development, LLC, CIP II/AR Bridgewater, LLC, and CIP II/AR Bridgewater Holdings, LLC are additional insured on all above liability policies in regard to any liability arising out of work performed at 1041 US Highway 202/206 Bridgewater, NJ 08807. In addition, all liability policies shall be modified so as to be primary and non contributory to all other insurance available to the additional insureds and contain a waiver of subrogation and provide 15 days notice of cancellation. Builders' Risk or Inland Marine insurance policies reflect the additional interest of the above additional insureds who are made loss payees ATIMA.

CERTIFICATE HOLDER

Advance Realty Management Inc.
1041 US 202/206
Bridgewater, NJ 08807

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

ACORD 25-S (7/90) 20-26

{80204500:1}

EXHIBIT “B-1”

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) dated as of [        ], is by and between CIP II/AR BRIDGEWATER HOLDINGS LLC, a Delaware limited liability company (“Assignor”), and [            ], a [            ] (“Assignee”), with the joinder of INSMED INCORPORATED, a Virginia corporation (“Tenant”).
BACKGROUND
A.    Assignor and Tenant are parties to that certain Lease Agreement dated as of July 1, 2016 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of October 1, 2016 (the “First Amendment”), and that certain Second Amendment to Lease dated as of October [    ], 2018 (the “Second Amendment” and together with the Original Lease and the First Amendment, collectively, the “Lease”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Second Amendment; and
B.    Pursuant to the Second Amendment, Assignor is a party to certain contracts with respect to the Tenant’s Work, which contracts are described in Schedule 1 attached hereto (the “Contracts”); and
C.    Tenant has exercised its option to assume responsibility for managing construction of the Tenant’s Work pursuant to Section F of the Second Expansion Premises Work Letter; and
E.    Assignor desires to assign its interest in the Contracts to Assignee, and Assignee desires to accept the assignment thereof, on the terms and conditions below.
NOW, THEREFORE, in consideration of the premises, the parties, intending to be legally bound, agree as follows:
1.    Assignor hereby assigns to Assignee all of its right, title, and interest in and to the Contracts, and Assignee hereby accepts such assignment and assumes all of the Assignor’s obligations under the Contracts arising from and after the date hereof.
2.    Tenant agrees to indemnify Assignor and hold Assignor harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to reasonable attorneys’ fees and expenses) asserted against or incurred by Assignor by reason of or arising out of any failure by Assignee or Tenant to its obligations under the Contracts arising from and after the date hereof, including without limitation, failure to pay any amounts due under the Contracts other than those amounts set forth on Schedule 2 attached hereto.
3.    Assignor agrees to indemnify Tenant and Assignee and hold Tenant and Assignee harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to reasonable attorneys’ fees and expenses) asserted against or incurred by Tenant or Assignee by reason of or arising out of any failure by Assignor to perform its obligations under the Contracts arising prior to the date hereof, including without limitation, failure to pay any amounts due under the Contracts set forth on Schedule 2 attached hereto.
4.    This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
5.    This Assignment shall be governed by and construed in accordance with the laws of the State of New Jersey.

6.    This Assignment may be executed in any number of counterparts and by each party on separate counterparts, and all such counterparts shall constitute one and the same instrument.
7.    Assignor shall, at no out-of-pocket expense to Assignor, reasonably cooperate with Assignee and Tenant in connection with Tenant’s assumption of construction management for the Tenant’s Work, including without limitation, providing Tenant and Assignee with access to all documents, books and records in Assignor’s possession or control reasonably requested by Buyer in connection with the Contracts or such other information as reasonably requested by Tenant or Assignee in order to enforce the Contracts against the counterparties thereto.

EXHIBIT “C”

RETAINED FFE IN THE SECOND EXPANSION PREMISES

Location	Quantity	Name Brand	Name/Model Number	Serial Number
L- 203	1	Eppendorf	Centrifuge	5436B
L- 203	1	KDS Scientific		2390
L- 203	1	KDS Scientific		2391
L- 203	1	KDS Scientific		1024
L- 203	1	KDS Scientific		4886
L- 203	1	KDS Scientific		5022
L- 203	1	KDS Scientific		1134
L- 203	1	Hamilton	Hood (15252395)
L- 206	1	Hamilton	Hood (15252395)
L- 207	1	Hamilton	Hood (15252395)
L- 209	2	Kewaunee	Air Flow II
L- 215	4	Kewaunee	Air Flow II
L- 218	1	Kewaunee	Air Flow II
L- 219	1	Kewaunee	Air Flow II